Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders



Nuveen Insured California Premium Income Municipal Fund 2, Inc.
33-58240
811-07492


The annual meeting of shareholders was held on November 30, 2009. The meeting was subsequently adjourned to January 12, 2010. At this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental
Investment Policies and the approval of new
Fundamental Investment Policies.

Voting results are as follows:

<c>To approve the elimination of the
fundamental policy relating to
commodities.
<c> Common and MuniPreferred
shares voting together as a
class
 <c> MuniPreferred shares voting
 together as a
class
   For
                6,287,947
                    1,594
   Against
                   368,237
                         61
   Abstain
                   413,889
                         12
   Broker Non-Votes
                2,195,420
                          -
      Total
                9,265,493
                    1,667



To approve the new fundamental policy
relating to commodities.


   For
                6,263,484
                    1,588
   Against
                   331,173
                         53
   Abstain
                   475,416
                         26
   Broker Non-Votes
                2,195,420
                          -
      Total
                9,265,493
                    1,667



To approve the elimination of the
fundamental policies relating to derivatives and short sales.


   For
                6,249,904
                    1,596
   Against
                   367,487
                         53
   Abstain
                   452,682
                         18
   Broker Non-Votes
                2,195,420
                          -
      Total
                9,265,493
                    1,667



To approve the elimination of the
fundamental policies prohibiting
investment in other investment companies.


   Against
                6,238,708
                    1,589
   Abstain
                   366,301
                         66
   Broker Non-Votes
                   465,064
                         12
      Total
                2,195,420
                          -



To approve the elimination of the
fundamental policies relating to
investments in insured municipal
securities.


   For
                6,288,723
                    1,609
   Against
                   373,621
                         46
   Abstain
                   407,729
                         12
   Broker Non-Votes
                2,195,420
                          -
      Total
                9,265,493
                    1,667



To approve the new fundamental policy
relating to investments in insured
municipal securities.


   For
                6,343,433
                    1,602
   Against
                   338,923
                         45
   Abstain
                   387,717
                         20
   Broker Non-Votes
                2,195,420
                          -
      Total
                9,265,493
                    1,667